AMENDMENT NO. 11 TO FUND PARTICIPATION AGREEMENT

For

Rules 30e-3 and 498A

Janus Aspen Series

(Institutional and Service Shares)

This Amendment No. 11 (the “Amendment”) is effective as of March 25, 2022 and amends the Fund Participation Agreement, dated May 1, 2000, as amended (the “Agreement”) between Janus Aspen Series (the “Trust”) and MetLife Insurance Company USA (the “Company”), on its own behalf and on behalf of each of its segregated asset accounts (each, an “Account” and collectively, the “Accounts”) (each, a “Party” and collectively, the “Parties”). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Agreement.

RECITALS

WHEREAS, pursuant to Amendment No. 10 to the Agreement, effective as of March 1, 2021, the Parties amended the Agreement to, among other things, reflect the March 6, 2017 change in the Company’s name to Brighthouse Life Insurance Company (“Brighthouse”);

WHEREAS, the Parties desire to further amend the Agreement to add Brighthouse Life Insurance Company of NY, a New York domiciled life insurance company and wholly-owned subsidiary of Brighthouse (“BLNY” and together with its parent Brighthouse, the “Company”), as a Party to the Agreement, including to add each of BLNY’s segregated asset accounts as an Account, subject to the terms of the Agreement;

WHEREAS, for purposes of the foregoing, the Parties agree that the terms “Parties” and Accounts” shall be understood as including BLNY and BLNY’s segregated asset accounts, respectively;

WHEREAS, the Parties desire to further amend the Agreement to incorporate BLNY, Schedule A, and to modify the Agreement for the foregoing purposes, as provided herein;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and considerations set forth herein, and to other good and valuable consideration, the Parties agree to supplement and amend the Agreement as follows:

1.	Each reference in the Agreement to the “Company,” “MetLife,” “Brighthouse” and/or “BLIC” hereby means both Brighthouse and its wholly-owned subsidiary, BLNY.

2.

Each reference in the Agreement to “Parties” hereby means the Trust, Brighthouse, on its own behalf and on behalf of each of its Accounts, and BLNY, on its own behalf and on behalf of each of its Accounts.

3.	Article VII Notices of the Agreement shall be revised as follows:

If to the Company:

Brighthouse Financial

125 High Street, Suite 732

Boston, MA 02110

4.	Schedule A of the Agreement is hereby deleted in its entirety and replaced by Schedule A attached.

5.	Capitalized terms used but not defined in this Amendment will have the meanings assigned to them in the Agreement.

6.	The Agreement, as supplemented by this Amendment, is ratified and confirmed.

This Amendment may be executed in several counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., facsimile or emailed portable document format (PDF)), and the parties hereby adopt as original any signatures received via electronically transmitted form. Facsimile or electronic signatures will have the same legal effect as original signatures.

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute this Amendment to the Agreement as of the date written below.

JANUS ASPEN SERIES

By:	/s/ Abigail Murray
Name:	Abigail Murray
Title:	Vice President, Secretary and Chief Legal Officer
Date:	April 4, 2022 | 12:12 MDT

BRIGHTHOUSE LIFE INSURANCE COMPANY

By:	/s/ Jason Frain
Name:	Jason Frain
Title:	Vice President
Date:	3/25/2022 | 10:06:55 AM EDT

BRIGHTHOUSE LIFE INSURANCE COMPANY of NY

By:	/s/ Jason Frain
Name:	Jason Frain
Title:	Vice President
Date:	3/25/2022 | 10:06:55 AM EDT

SCHEDULE A

Separate Account and Associated Contracts

Separate Accounts	Products
Brighthouse Fund UL For Variable Life Insurance	MarketLife
Brighthouse Variable Life
Brighthouse Variable Life Accumulator
Brighthouse Variable Life Accumulator
(Series II)
Brighthouse Variable Life Accumulator
(Series III)
Brighthouse Variable Survivorship Life
Brighthouse Variable Survivorship Life II
Brighthouse Fund UL III For Variable Life Insurance	COLI I
COLI 2000
COLI III
COLI IV
Corporate Select
Brighthouse Separate Account A	Brighthouse Prime Options
Series S
Series S-L Share Option
Series VA
Group Flexible Payment Variable
Annuity (Sunshine SF 236)
Brighthouse Separate Account CPPVUL1 (unregistered)	COLI PPVL
Brighthouse Separate Account Eleven for Variable Annuities	Brighthouse Retirement Account
Gold Track
Gold Track Select
Gold Track Select – NY Plans
Marquis Portfolios
Universal Annuity
Universal Annuity Advantage
Universal Select Annuity
Vintage Access
Vintage II
Vintage II (Series II)
Vintage 3
Vintage L
Vintage XTRA
Vintage XTRA (Series II)
Brighthouse Separate Account QPN for Variable Annuities	Blueprint I Unregistered
Blueprint II Unregistered
Brighthouse Retirement Perspectives
PrimeBuilder I Unregistered
PrimeBuilder II Unregistered
Unallocated Group Variable Annuity
Unregistered Gold Track

Unregistered Gold Track Express
Unregistered Gold Track VSP
Brighthouse Variable Annuity Account B	Brighthouse Prime Options NY
Class S
Class S-L Share Option
Class VA